Exhibit 99.1

Table 1

HARRIS CORPORATION

Fiscal 2015 and 2014

UNAUDITED SELECTED HISTORICAL INFORMATION COMBINING HARRIS AND EXELIS OPERATIONS

	Quarter Ended
	September 26,	January 2,	April 3,	July 3,	Fiscal	Fiscal
	2014	2015	2015	2015	2015	2014
	(In millions)
Revenue
Communication Systems	$469	$539	$541	$576	$2,125	$2,275
Space and Intelligence Systems	455	488	457	483	1,883	1,831
Electronic Systems	378	451	370	387	1,586	1,453
Critical Networks	644	672	613	611	2,540	2,742
Corporate eliminations	(12)	(11)	(11)	(15)	(49)	(14)

	$1,934	$2,139	$1,970	$2,042	$8,085	$8,287

Income Before Income Taxes
Segment Operating Income:
Communication Systems	$125	$144	$174	$170	$613	$657
Space and Intelligence Systems	57	87	63	48	255	213
Electronic Systems	56	78	55	36	225	188
Critical Networks	72	83	55	28	238	317
Unallocated corporate expense (A)	(19)	(40)	(31)	(192)	(282)	(113)
Non-operating expense	—	—	—	(108)	(108)	4
Net interest expense	(31)	(32)	(42)	(57)	(162)	(128)

Income before income taxes	260	320	274	(75)	779	1,138
Income taxes	(83)	(97)	(90)	—	(270)	(387)

Net income	177	223	184	(75)	509	751
Noncontrolling interests, net of income taxes	—	—	—	—	—	1

Net income attributable to Harris Corporation	$177	$223	$184	$(75)	$509	$752

(A)	Adjusted to include corporate eliminations.

HARRIS CORPORATION

Fiscal 2015 and 2014

UNAUDITED SELECTED HISTORICAL INFORMATION COMBINING HARRIS AND EXELIS OPERATIONS

RECONCILIATION OF AMOUNTS ADJUSTED FOR CERTAIN NON-RECURRING ITEMS WITH UNADJUSTED AMOUNTS

Table 2 includes amounts adjusted for certain non-recurring items, including segment operating income, unallocated corporate expense, non-operating income, net interest expense, income before income taxes, income taxes and net income, in each case as adjusted to exclude certain costs, expenses, charges or other amounts as described in the notes to Table 2. Harris management believes that these adjusted amounts, when considered together with the unadjusted amounts, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these adjusted amounts enhance the ability of investors to analyze Harris’ business trends and to understand Harris’ performance. In addition, Harris may utilize adjusted amounts as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of adjusted amounts should be used only in conjunction with unadjusted amounts. The notes accompanying Table 2 provide a reconciliation of these adjusted amounts with the most directly comparable unadjusted amount.

Table 2

HARRIS CORPORATION

Fiscal 2015 and 2014—Adjusted for Certain Non-Recurring Items

UNAUDITED SELECTED HISTORICAL INFORMATION COMBINING HARRIS AND EXELIS OPERATIONS

	Quarter Ended
	September 26,	January 2,	April 3,	July 3,	Fiscal	Fiscal
	2014	2015	2015	2015	2015	2014
	(In millions)
Revenue
Communication Systems	$469	$539	$541	$576	$2,125	$2,275
Space and Intelligence Systems	455	488	457	483	1,883	1,831
Electronic Systems	378	451	370	387	1,586	1,453
Critical Networks	644	672	613	611	2,540	2,742
Corporate eliminations	(12)	(11)	(11)	(15)	(49)	(14)

	$1,934	$2,139	$1,970	$2,042	$8,085	$8,287

Income Before Income Taxes
Segment Operating Income:
Communication Systems (A)	$125	$144	$174	$173	$616	$657
Space and Intelligence Systems (A)	57	87	63	51	258	213
Electronic Systems (A)	56	78	55	39	228	188
Critical Networks (B)	72	83	55	67	277	317
Unallocated corporate expense (C) (D)	(13)	(40)	(22)	(39)	(114)	(108)
Non-operating income (E)	—	—	—	2	2	4
Net interest expense (F)	(31)	(32)	(32)	(39)	(134)	(128)

Income before income taxes	266	320	293	254	1,133	1,143
Income taxes (G)	(85)	(97)	(96)	(91)	(369)	(389)

Net income	181	223	197	163	764	754
Noncontrolling interests, net of income taxes	—	—	—	—	—	1

Net income attributable to Harris Corporation	$181	$223	$197	$163	$764	$755

Note A –	Adjusted to exclude $3 million of restructuring costs.
Note B –	Adjusted to exclude (1) impairment charges totaling $34 million related to long-lived assets, including intangible asset associated with Navy/Marine Corps Intranet (“NMCI”) program and (2) $5 million of restructuring costs.
Note C –	Adjusted to include corporate eliminations.
Note D –	Adjusted for quarter ended September 26, 2014 and for fiscal 2014 to exclude separation costs associated with spin-off by Exelis Inc. (“Exelis”) of Vectrus, Inc. Adjusted for quarter ended April 3, 2015 to exclude transaction and other costs associated with acquisition of Exelis. Adjusted for quarter ended July 3, 2015 to exclude transaction, integration and other costs associated with acquisition of Exelis.
Note E –	Adjusted to exclude (1) $118 million of charges associated with optional redemption on May 27, 2015 of 5.95% Notes due December 1, 2017 and 6.375% Notes due June 15, 2019 and (2) $8 million gain, net of selling and other costs, from divesture of healthcare solutions operation.
Note F –	Adjusted for quarters ended April 3, 2015 and July 3, 2015 to exclude financing costs associated with acquisition of Exelis.
Note G –	Adjusted based on applicable tax rate in jurisdiction to which item applies.